                     SECURITIES AND EXCHANGE COMMISSION
                     ----------------------------------
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):     April 22, 1994
                                                         ------------------



                          UNITED WATER RESOURCES INC.
        -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       NEW JERSEY                     1-858-6                   22-2441477
- -----------------------       ------------------------     ---------------------
(State of incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)



200 OLD HOOK ROAD, HARRINGTON PARK, N.J.                           07640
- -----------------------------------------                        ----------
 (Address of principal executive office)                         (Zip Code)


 Registrant's telephone number, including area code:   201-784-9434
                                                      ---------------

     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
     -------  ------------------------------------

     Effective April 22, 1994, United Water Resources Inc. ("UWR") and GWC Corporation ("GWC") merged, with UWR as the surviving corporation. On the date of the Merger of GWC with and into UWR (the "Merger"), all shares of GWC Common Stock were converted into the right to receive 1.2 shares of UWR Common Stock for 70% of such stock and either 1.2 shares of UWR 5% Preference Stock or cash for the remaining 30% of such stock. The newly issued UWR Common Stock was valued at $13.25 per share, the price of the UWR Common Stock at the time of the Merger. The UWR 5% Preference Stock has a liquidation value of $13.794 per share, which is equal to the average closing price of the UWR Common Stock over a predetermined 20-day period ending prior to the date of the Merger. The amount of cash receivable in the Merger per share of GWC Common Stock was equal to 1.2 times that same 20-day average trading price of the UWR Common Stock. In addition, at the time of the Merger, each issued and outstanding share of GWC 7 5/8% Preferred Stock was converted into the right to receive one fully paid non-assessable share of UWR 7 5/8% Preferred Stock with equal stated dividends and substantially similar rights, privileges, qualifications and restrictions.

     Prior to the Merger, Lyonnaise American Holding, Inc. ("LAH"), a Delaware corporation and a wholly-owned subsidiary of Lyonnaise Des Eaux-Dumez, a French societe anonyme, owned approximately 81.9% of GWC's Common Stock, and the remaining 18.1% of the GWC Common Stock was publicly traded. On the date of the Merger, LAH converted 70% of its shares of GWC Common Stock into UWR Common Stock and the remainder of its shares of GWC Common Stock into UWR 5% Preference Stock.

     Immediately after the Merger, LAH owned approximately 25.4% of the issued and outstanding UWR Common Stock and approximately 97.7% of the issued and outstanding UWR 5% Preference Stock.

     The Merger was effected pursuant to an Amended and Restated Agreement and Plan of Merger, dated September 15, 1993, between UWR and GWC. At special meetings held on March 10, 1994, the stockholders of UWR and GWC approved the Merger.

     A copy of a press release, dated April 22, 1994, announcing that UWR and GWC had completed the Merger is filed herewith as Exhibit 5(i) and is incorporated herein by reference.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
     -------  ---------------------------------

     (a)  Financial Statements of Business Acquired

     GWC's Annual Report on Form 10-K for the year ended December 31, 1993 is hereby incorporated by reference (File No. 0-14013).

     (b)  Pro Forma Financial Information

     The following unaudited pro forma financial data combine the historical balance sheets and statements of income of UWR and GWC after giving effect to the Merger. The unaudited pro forma combined condensed balance sheet at December 31, 1993 gives effect to the Merger as if it had occurred at December 31, 1993. The unaudited pro forma condensed statement of income for the year ended December 31, 1993 gives effect to the Merger as if it had occurred at the beginning of 1993. The pro forma adjustments account for the Merger as a purchase and are based on the assumptions and information set forth in the notes thereto.

     The following pro forma financial data have been prepared from and should be read in conjunction with the historical financial statements and related notes in UWR's and GWC's individual Annual Reports on Form 10-K for the year ended December 31, 1993. The following information is not necessarily indicative of the financial position of UWR had the Merger been consummated on December 31, 1993, or the operating results that would have occurred for 1993 had the Merger been consummated at the beginning of 1993, nor is it necessarily indicative of future operating results or financial position.

                            UNITED WATER RESOURCES
                       PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1993
                                  (thousands)
                                  (unaudited)

                                                                                Pro Forma
                                                                                ---------
                                                           UWR           GWC           Adjustments    Combined
                                                           ---           ---           -----------    --------
                 ASSETS
Property, plant and equipment                           $ 605,668      $578,940   (A)    $31,322     $1,215,930
 Less:  Accumulated depreciation                         (103,557)      (66,564)  (A)    (46,428)      (216,549)
                                                        ---------      --------          -------     ----------

Net property, plant and equipment                         502,111       512,376          (15,106)       999,381
                                                        ---------      --------          -------     ----------

Goodwill                                                                          (B)     62,000         62,000
                                                        ---------      --------          -------     ----------

Real estate and other investments,
 less accumulated depreciation                             96,312        14,983   (J)     (7,000)       104,295
                                                        ---------      --------          -------     ----------

CURRENT ASSETS
Cash and temporary cash investments                         8,933         1,533   (D)    (17,373)            93
                                                                                  (J)      7,000
Construction funds                                          8,502                                         8,502

Accounts receivables, including unbilled revenues          30,544        19,451                          49,995
Other current assets                                       10,635        10,538   (A)        (79)        21,094
                                                        ---------      --------          -------     ----------

Total current assets                                       58,614        31,522          (10,452)        79,684
                                                        ---------      --------          -------     ----------

DEFERRED CHARGES AND OTHER ASSETS
Recoverable income taxes                                   26,384        23,928                          50,312
Deferred income tax                                                       5,112                           5,112
Prepaid and deferred employee benefits                     10,569                 (G)      5,335         17,004
                                                                                  (H)      1,100
Other deferred charges                                     46,536        20,393   (A)     (4,802)        62,127
                                                        ---------      --------          -------     ----------

Total deferred charges and other assets                    83,489        49,433            1,633        134,555
                                                        ---------      --------          -------     ----------

Total Assets                                            $ 740,526      $608,314          $31,075     $1,379,915
                                                        =========      ========          =======     ==========

       CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common stock and retained earnings                      $ 202,110      $157,690   (C)    ($1,689)    $  327,041
                                                                                  (A)    (31,070)
Preferred stock                                            32,840        30,000   (E)        308         63,148
Preference stock                                                                  (C)     46,081         43,316
                                                                                  (F)     (2,765)
Long-term debt                                            276,753       183,920                         460,673
Minority interest                                                           842                             842
                                                        ---------      --------          -------     ----------

Total capitalization                                      511,703       372,452           10,865        895,020
                                                        ---------      --------          -------     ----------

CURRENT LIABILITIES
Notes Payable                                              15,500        27,300   (D)      2,000         44,800
Preferred stock and long-term debt due within one year     16,843        10,855                          27,698
Accounts payable                                           12,066         5,454                          17,520
Other accruals                                             33,815        15,786                          49,601
                                                        ---------      --------          -------     ----------

Total current liabilities                                  78,224        59,395            2,000        139,619
                                                        ---------      --------          -------     ----------

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes and investment tax credits          104,864        86,294   (I)       (373)       161,460
                                                                                  (A)    (29,325)
Customer advances for construction                          9,319        16,358   (A)      4,924         30,601
Contributions in aid of construction                        7,586        66,738   (A)     35,484        109,808
Regulatory liability                                                      4,340                           4,340
Other deferred credits                                     28,830         2,737   (G)      7,500         39,067
                                                        ---------      --------          -------     ----------

Total deferred credits and other  liabilities             150,599       176,467           18,210        345,276
                                                        ---------      --------          -------     ----------

Total Capitalization and Liabilities                    $ 740,526      $608,314          $31,075     $1,379,915
                                                        =========      ========          =======     ==========

     The accompanying Notes to Pro Forma Combined Balance Sheet and Statement of Income are an integral part of this statement.

                            UNITED WATER RESOURCES
                    PRO FORMA COMBINED STATEMENT OF INCOME
                     For the Year Ended December 31, 1993
                        (thousands, except share data)
                                  (unaudited)

                                                                                          Pro Forma
                                                                                          ----------
                                                       UWR      GWC                 Adjustments  Combined
                                                       ---      ---                 -----------  --------
OPERATING REVENUES                                   $200,418     $125,344                         $325,762
                                                     --------     --------            --------     --------

OPERATING EXPENSES
    Operations and maintenance                        100,436       58,001     (L)    $    136      158,041
                                                                               (A)        (437)
                                                                               (R)         (95)
    Depreciation and amortization                      14,276       13,687     (A)         189       29,702
                                                                               (K)       1,550
    General taxes                                      30,346       13,738                           44,084
    Other expenses                                                     741                              741
                                                     --------     --------            --------     --------

   Total operating expenses                           145,058       86,167               1,343      232,568
                                                     --------     --------            --------      -------

   OPERATING INCOME                                    55,360       39,177              (1,343)      93,194
                                                     --------     --------            --------      -------

   INTEREST AND OTHER EXPENSES
    Interest expense, net of amount capitalized        22,023       18,209     (M)         453       40,673
                                                                               (A)         (12)
    Allowance for funds used during construction         (617)      (1,223)                          (1,840)
    Other income                                         (942)        (213)    (A)        (286)      (1,481)
                                                                               (R)         (40)
    Preferred stock dividends of subsidiaries           2,338           42                            2,380
    Gain on divestments                                             (4,757)    (A)         (55)      (4,812)
                                                     --------     --------            --------      -------

   Total interest and other expenses                   22,802       12,058                  60       34,920
                                                     --------     --------            --------      -------

   INCOME BEFORE INCOME TAXES                          32,558       27,119              (1,403)      58,274
                                                     --------     --------            --------      -------

   INCOME TAXES                                       (12,580)      (9,328)    (N)         206      (21,933)
                                                                               (A)        (210)
                                                                               (R)         (21)
                                                                                      --------

   NET INCOME                                          19,978       17,791              (1,428)      36,341
                                                     --------     --------            --------      -------

   PREFERRED STOCK DIVIDENDS                                        (2,288)    (O)          15       (2,273)
   PREFERENCE STOCK DIVIDENDS                                                  (P)      (2,304)      (2,512)
                                                                               (Q)        (208)
                                                                                      --------

   NET INCOME APPLICABLE TO COMMON STOCK             $ 19,978     $ 15,503            $ (3,925)    $ 31,556
                                                     ========     ========            ========     ========
   AVERAGE COMMON SHARES OUTSTANDING                   19,428       11,067                           28,724
                                                     ========     ========                         ========
    NET INCOME PER COMMON SHARE                         $1.03        $1.40                            $1.10
                                                     ========     ========                         ========
    DIVIDENDS DECLARED PER COMMON SHARE                 $0.92        $1.00                            $0.92
                                                     ========     ========                         ========


    The accompanying Notes to Pro Forma Combined Balance Sheet and Statement of Income are an integral part of this statement.

                             UNITED WATER RESOURCES

                              NOTES TO PRO FORMA
                COMBINED BALANCE SHEET AND STATEMENT OF INCOME
                                  (Unaudited)


     (A) Reflects the elimination of prior purchase accounting adjustments related to the excess purchase price paid by Lyonnaise American Holding, Inc. (Lyonnaise American) over the underlying equity in GWC at the time of acquisition in 1985, so as to state GWC's investment in regulated enterprises at original cost in accordance with regulatory policy.

     (B) Reflects Goodwill equal to the excess of the purchase price paid over the fair market value of the net assets of GWC. The purchase price paid for the net assets of GWC is the aggregate of the fair market value of the UWR Common Stock, UWR 5% Convertible preference stock and cash issued or paid to prior shareholders of GWC, plus the costs of the transaction, as set forth below:

                                                                                (thousands)
       Estimated purchase price:
             UWR Common Stock (See Note C)                                        $123,171
             UWR 5% Convertible Preference Stock
              (See Note C)                                                          46,082
       Cash paid to minority shareholders (See Note D)                               8,873
       Transaction costs incurred (See Note D)                                      10,500
                                                                                ----------
       Total Purchase Price                                                        188,626
       Less underlying equity in GWC:
         Common stockholders' equity at 3/31/94                      $155,884
         Less prior purchase accounting adjustment
           (See Note A)                                                31,023      124,861
                                                                     --------   ----------
       Total Premium                                                                63,765

       Fair value adjustments to GWC's Assets and Liabilities:
          Recognition of OPEB liability (See Note G)                 $  7,500
          Regulated asset related to OPEB (See Note G)                 (5,335)
          Pension Asset Funded Plans (See Note H)                      (1,100)
          Deferred income taxes (See Note I)                             (373)
          Premium on GWC Preferred Stock (See Note E)                                  308
          Discount on UWR Preference Stock (See Note F)                (2,765)      (1,765)
                                                                     --------   ----------
          Goodwill                                                                $ 62,000
                                                                                ==========

     (C) Includes a $123,171,000 increase for the issuance of 9,295,860 shares of UWR Common Stock, at $13.250 per share (the closing price on the date of the Merger), and a net $124,861,000 decrease for the elimination of GWC's common stockholders' equity, after reduction for GWC's existing purchase accounting adjustments (See Note A). GWC's common stockholders' equity at March 31, 1994 was $155,884,000, of which $31,023,000 represented existing purchase accounting adjustments. Pursuant to the Merger Agreement, 3,340,698 shares of UWR 5% Convertible Preference Stock were issued, principally to LAH, the majority stockholder of GWC, at a liquidation price equal $13.794, the 20-day average market price of UWR Common Stock.

     (D) Reflects the decrease in cash and the increase in notes payable to fund the $8,873,000 cash payment made to minority shareholders of GWC Common Stock and the payment of $10,500,000 of estimated transaction costs incurred to effect the Merger.

     (E) Reflects the write up of the UWR 7 5/8% Preferred Stock, issued in place of GWC's 7 5/8% Preferred Stock, to reflect a fair market value coupon rate of 7.5%.

     (F) Reflects the write down of UWR's 5% Convertible Preference Stock to reflect a fair market value coupon rate of 5.79%.

     (G) Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Post Retirement Benefits Other Than Pensions" requires that, in a business combination accounted for by the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed shall include a liability for the excess, if any, of the accumulated retirement benefit obligation over the fair value of the plan assets. The pro forma adjustments reflect the recording of an SFAS No. 106 liability of $7,500,000 at March 31, 1994 and a corresponding regulatory asset of $5,335,000 reflecting the estimated cost recovery in jurisdictions where full accrual accounting is allowed for regulatory purposes.

     (H) To recognize the $1,100,000 excess of the fair value of pension assets over the projected benefit obligation of the defined benefit pension plan of GWC.

     (I) To recognize deferred income taxes, at a statutory rate of 35%, related to the recording of (i) $7,500,000 of SFAS No. 106 liability,
          (ii) a corresponding regulatory asset of $5,335,000 and (iii) the excess of the fair value of pension assets over the projected benefit obligation (See Notes G and H).

     (J) Reflects the sale before the Merger, indirectly, by GWC to LAH of 25% of the shares of JMM Operational Services, Inc. for a purchase price equal to $7,000,000.

     (K) To recognize amortization of Goodwill over 40 years (See Note B). This is not deductible for income tax purposes.

     (L) To recognize incremental operating expense related to the current service cost of SFAS No. 106 benefits provided by GWC that are not recoverable in jurisdictions that do not recognize accrual accounting for rate purposes (See Note G).

     (M) Reflects the incremental interest expense, at an annual rate of 4.5%, related to the cash payments made to minority shareholders of GWC in the amount of $8,873,000, cash payments of $10,500,000 in transaction costs, and the receipt of $7,000,000 in cash proceeds from the sale of 50% of GWC's interest in JMM Operational Services, Inc. (See Notes D &
          J).

     (N) Reflects reduced income tax expense, using a statutory rate of 35%, related to incremental operating expenses and interest expense (See Notes L and M).

     (O) To recognize amortization of the premium recorded on UWR's Preferred Stock using the effective interest rate method at a fair market value rate of 7.50% (See Note E).

     (P) To recognize Preference Stock dividend requirement on $46,081,588 of Convertible Preference Stock at a rate of 5% (See Note B).

     (Q) To recognize amortization of the discount recorded on UWR's 5% Convertible Preference Stock using the effective interest rate method at a fair market value rate of 5.79% (See Note F).

     (R) Reflects the reduction in the equity in the earnings of JMM Operational Services, Inc., and the operating expenses related thereto, from the sale of 50% of GWC's interest in JMM Operational Services, as if such sale took place at the beginning of the year (See Note J).

                                    EXHIBITS

     Exhibit No.

     5(i) The Registrant's press release dated April 22, 1994.

     UNITED WATER RESOURCES MERGES WITH GWC CORPORATION

     AND BECOMES SECOND LARGEST U.S. WATER UTILITY

     General Waterworks Corporation now a United Water subsidiary

     HARRINGTON PARK, NJ, April 22, 1994--United Water Resources (NYSE:UWR) announced that it has completed its merger with GWC Corporation (NASDAQ:GWCC), parent company of General Waterworks Corporation. United Water is now the second largest investor-owned water utility in the country, serving more than two million people in 14 states.

          At the closing, GWC merged into United Water and General Waterworks became a wholly-owned subsidiary of United Water. The transaction consists of 9,295,860 new shares of United Water common stock; 3,340,698 new shares of United Water 5% convertible preference stock; and $8.9 million cash.

          Robert A. Gerber, chairman, and Donald L. Correll, president and chief executive officer of United Water Resources, continue to serve in these capacities in the merged company. Frank J. Pizzitola, former chairman and president of GWC Corporation, has become an advisory director of United Water. Ronald S. Dungan continues as president of General Waterworks.

          "United Water is growing--and now we have a national presence," said Donald L. Correll, president and chief executive officer of United Water Resources. "By concluding one of the largest single transactions in the history of the water industry, we've doubled our size and propelled our company into the fast track for future growth.

          "We welcome our new customers and pledge to earn their recognition as a company that provides premier services and products," Correll said. "And with more locations in more states we're better positioned to build on our strengths and pursue our strategy to expand our core utility business and enhance shareholder value. We are exceptionally well poised to help municipal and smaller water systems meet the challenges of increasing water quality regulations through acquisitions, contract services and public-private partnerships."

          Ronald S. Dungan, president of General Waterworks said, "United Water Resources has a leading reputation in our industry and we look forward to pursuing growth opportunities as part of the company."

          According to the terms of the merger, GWC shareholders converted 70% of their GWC share ownership into United Water common stock at a ratio of
     1.2 shares of United Water to 1 share of GWC. The minority shareholders elected to take their remaining shares in (i) cash equal to $13.794 (the specified average trading price of United Water common stock) multiplied by the product of their GWC shares and 1.2 or (ii) an equivalent value of United Water 5% convertible preference stock, or (iii) a combination of cash and 5% convertible preference stock.

          Lyonnaise des Eaux-Dumez, a French multi-national corporation and one of the world's largest water purveyors, converted 70% of its majority holding in GWC for approximately 25% of United Water's common stock and received United Water 5% convertible preference stock for the remaining 30% of its GWC shares. Lyonnaise also entered into a 12-year Governance Agreement with United Water which will govern the relationship of the parties.

          The board of United Water Resources increased from 11 members to 15. At the company's June 2, 1994 annual meeting, shareholders will vote on the election of four nominees of Lyonnaise--Edward E. Barr, president and chief executive officer of Sun Chemical Corporation, Fort Lee, New Jersey; Allan
     R. Dragone, a self-employed businessman and a director of American Cyanamid Company, Purina Mills, Inc. and Wellman, Inc.; Philippe Brongniart, executive vice president of Lyonnaise des Eaux-Dumez; and Jacques F. Petry, president of international water operations for Lyonnaise des Eaux-Dumez.

          United Water, headquartered in Harrington Park, New Jersey, is a holding company engaged in water-related businesses and real estate. Its principal utility subsidiaries, Hackensack Water Company, Spring Valley Water Company and the 20 water and wastewater utilities operated by General Waterworks serve over two million people in 14 states. United Water's real estate subsidiary, Rivervale Realty Company, owns developable land and several office buildings in the New York metropolitan area. Other subsidiaries provide environmental testing and construct and operate small water and sewer utilities. United Water's combined work force consists of over 1,400 employees.

          United Water has paid continuous cash dividends on common stock since 1886.

                               S I G N A T U R E

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              UNITED WATER RESOURCES INC.
                                              ---------------------------
                                                      (Registrant)



                                              By  /s/ John J. Turner
                                                  ---------------------
                                                      John J. Turner
                                                    Vice President and
                                                        Controller


                                              DULY AUTHORIZED AND CHIEF
                                                 ACCOUNTING OFFICER



     April 22, 1994
- ------------------------
           Date